INTERNATIONAL SHIPHOLDING CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF DECEMBER 31, 1998

                                                            Jurisdiction Under
                                                              Which Organized
                                                              ---------------
International Shipholding Corporation (Registrant)                Delaware
      International Shipholding Corporation (1)                   New York

      River Towing, Inc.                                          Delaware

      Waterman Steamship Corporation                              New York
            Sulphur Carriers, Inc.                                Delaware

      Central Gulf Lines, Inc.                                    Delaware
            Florida Barge Lines Corporation                       Delaware
            Material Transfer, Inc.                               Delaware
            Enterprise Ship Company, Inc.                         Delaware

      Bay Insurance Company                                       Bermuda

      LCI Shipholdings, Inc.                                      Liberia
            Gulf South Shipping Pte. Ltd.                         Singapore
            Forest Lines Inc.                                     Liberia
            Marco Shipping Co. Pte. Ltd.                          Singapore
                  Marcoship Agencies                              Malaysia

      Belden Shipping Pte Ltd (3)                                 Singapore

      Echelon Shipping Inc. (4)                                   Panama

      Carson Shipping Inc. (4)                                    Panama

      Shining Star Malta Ltd (4)                                  Malta

      N. W. Johnsen & Co., Inc.                                   New York
            Shipvest Companhia de Gestao Maritima, Lda.(2)        Madeira

      St. Rose Fleeting Company, Inc.                             Louisiana

      LMS Shipmanagement, Inc.                                    Louisiana

      Lash Intermodal Terminal Company                            Delaware

      Resource Carriers, Inc.                                     Delaware

(1)  New York name-holding corporation
(2)  25% owned by LCI Shipholdings, Inc.
(3)  37.5% owned by LCI Shipholdings, Inc.
(4)  60% owned by N.W. Johnsen & Co., Inc.

     All of the subsidiaries listed above are wholly-owned subsidiaries and are included in the consolidated financial statements incorporated by reference herein unless otherwise indicated.